UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 14, 2016

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)
On October 14, 2016, the Board of Directors (Board) of NextEra Energy, Inc. (NextEra Energy) approved the addition of new Section 11 to Article I (New Section 11) of NextEra Energy’s Amended and Restated Bylaws (Bylaws) to provide shareholder proxy access. At the same time the Board also approved restated Bylaws to incorporate New Section 11.

New Section 11, which was effective the date of Board approval, permits a shareholder, or group of up to 20 shareholders, owning continuously for three years 3% or more of NextEra Energy’s outstanding common stock to nominate and have NextEra Energy include in its proxy materials director nominees for the greater of two or 20% of the total number of directors, provided that any such shareholder or group of shareholders and their nominee(s) have satisfied the requirements set forth in New Section 11.

The foregoing description of New Section 11 is qualified in all respects by reference to the text of the amendments to the Bylaws, which are filed as Exhibit 3(ii)(a) to this Current Report and to the restated Bylaws, a copy of which is filed as Exhibit 3(ii)(b) to this Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
3(ii)(a)	Amendments to the NextEra Energy, Inc. Bylaws effective October 14, 2016
3(ii)(b)	Amended and Restated Bylaws of NextEra Energy, Inc. effective October 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 19, 2016

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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